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Exhibit 10.12

BANCORP HAWAII, INC.
STOCK OPTION PLAN OF 1994
Effective January 1, 1994

ARTICLE 1.    ESTABLISHMENT, PURPOSE, AND DURATION

        1.1    Establishment of the Plan.    Bancorp Hawaii, Inc., a Hawaii corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Bancorp Hawaii, Inc. Stock Option Plan of 1994" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, and other similar Awards; and it offers flexibility in determining the time of payment and whether Awards will be conditioned on the attainment of performance goals and whether they will be settled in cash.

        Subject to ratification by an affirmative vote of a majority of Shares, the Plan shall become effective as of January 1, 1994 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

        The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after January 1, 2004.

ARTICLE 2.    DEFINITIONS

        2.1    Definitions.    Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a)   "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Unit, or other vehicles described in the Plan.

          (b)   "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

          (c)   "Beneficial Owner" shall have the meaning ascribed to such term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.

          (d)   "Board" or "Board of Directors" means the Board of Directors of the Company.

          (e)   "Cause" means (i) willful misconduct on the part of a Participant that is detrimental to the Company; or (ii) the conviction of a Participant for the commission of a felony or crime involving turpitude. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

          (f)    "Change in Control" shall be deemed to have occurred if:

            (1)   Any person [other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareowners of the Company in substantially the same proportions as their ownership of stock of the Company], including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner of shares of stock of the Company having 25% or more of the total number of votes that may be cast for the election of directors of the Company; or

            (2)   As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets, contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor of the Company; or

            (3)   A majority of the Board of Directors determines in good faith that a "Change in Control" is imminent.

          (g)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (h)   "Committee" means the committee, as specified in Article 3, appointed by the Board to administer the Plan with respect to grants of Awards.

          (i)    "Company" means Bancorp Hawaii, Inc., a Hawaii corporation, or any successor thereto as provided in Article 15 herein.

          (j)    "Director" means any individual who is a member of the Board of Directors of the Company.

          (k)   "Disability" means a disability as defined in the then existing insured disability income benefit program maintained by the Bank of Hawaii (regardless of whether the Participant is covered under that program.)

          (l)    "Employee" means any full-time, nonunion employee of the Company or of the Company's Subsidiaries. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan. Individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are considered to be "Employees" and may be granted Awards on the terms and conditions set forth in the Plan or on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan, provided that any maximum amount for an individual Award that is provided in the Plan shall continue to apply to such Employees in the same manner as with respect to other Employees.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

          (n)   "Fair Market Value" means

            (1)   When Shares are not listed on an established stock exchange, the mean between the closing dealer "bid" and "ask" prices for the Shares as quoted by NASDAQ on the date of the determination, and if no "bid" and "ask" prices are quoted for such date, "Fair Market Value" shall be determined by reference to such prices on the next preceding date on which such prices were quoted; or

            (2)   When Shares are listed on an established stock exchange (or exchanges), "Fair Market Value" shall be deemed to be the highest closing price of a Share on such stock exchange, and if no sale of Shares shall have been made on any stock exchange on that day, "Fair Market Value" shall be determined by reference to such price for the next preceding day on which a sale shall have occurred; or

            (3)   If Shares are not traded on an established stock exchange and no closing dealer "bid" and "ask" prices are available, "Fair Market Value" shall be determined by the Committee based on objective criteria.

          (o)   "Freestanding SAR" means a SAR that is granted independently of any Options.

          (p)   "Incentive Stock Option" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

          (q)   "Insider" shall mean an Employee who is, on the relevant date, a specifically identified officer, director, or ten percent (10%) beneficial owner of the Company, as defined under Section 16 of the Exchange Act.

          (r)   "Nonqualified Stock Option:" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

          (s)   "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

          (t)    "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option as determined by the Committee.

          (u)   "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

          (v)   "Performance-Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more preestablished, objective performance goals under circumstances that satisfy the requirements of Code Section 162(m)(4)(C).

          (w)  "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

          (x)   "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (y)   "Reload Option" means a NQSO that allows the holder to receive a new Option for the same or some other specified number of Shares if he or she exercises the NQSO by tendering previously owned Shares.

          (z)   "Restricted Stock" means an Award of Shares subject to restrictions that include a requirement to complete a specified period of employment in order to avoid forfeiture of such Shares.

         (aa)  "Restricted Stock Unit" means a unit representing a Share that is subject to restrictions like those applicable to Restricted Stock and that, depending on its terms, may be settled either in cash or by the issuance of an unrestricted Share upon the lapse of the restrictions.

         (ab)  "Retirement" means termination of employment after attainment of both age 62 and entitlement to an unreduced retirement allowance under the Employees' Retirement Plan of Bank of Hawaii.

         (ac)  "Shares" means the shares of common stock of the Company.

         (ad)  "Stock Appreciation Right" or "SAR" means an Award pursuant to the terms of Article 7 herein.

         (ae)  "Subsidiary" means any corporation in which the Company has at least a 50-percent direct or indirect ownership interest.

          (af)  "Tandem SAR" means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

         (ag)  "Window Period" means the period beginning on the third business day following the date of public release of the Company's quarterly sales and earnings information, and ending on the twelfth business day following such date.

ARTICLE 3.    ADMINISTRATION

        3.1    The Committee.    The Plan shall be administered by a compensation committee of the Board consisting of two or more outside Directors who meet the requirements of this section. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board of Directors.

        The Committee shall be comprised solely of Directors who are eligible to administer the Plan pursuant to Rule 16b-3(c)(2) under the Exchange Act and whose status allows the Plan to meet the requirement of Code Section 162(m)(4)(C)(i) that performance goals under the Plan must be determined by a compensation committee of the Board comprised solely of two or more outside Directors. If for any reason the existing Committee does not qualify to administer the Plan under these criteria, the Board of Directors may appoint a new Committee so as to comply with Rule 16b-3(c)(2) and Code Section 162(m)(4)(C)(i).

        3.2    Authority of the Committee.    The Committee shall have full power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the Participants, the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        All Participants under the Plan are eligible to receive Awards that may provide Performance-Based Compensation. The Committee shall determine when granting each Award whether or not it is intended to provide Performance-Based Compensation, and shall cause the agreement covering any Award that is so intended to indicate this fact and to include such other information as may be necessary to satisfy the requirements for treatment as compensation described in Code Section 162(m)(4)(C). Until the maximum dollar Award is changed and approved by the Company's stockholders, the maximum dollar amount that will be paid in settlement of any Award that provides Performance-Based Compensation is the Fair Market Value (determined on the date the Award is exercised or otherwise settled) of 20 percent of the total authorized pool of Shares specified in Section 4.1. Notwithstanding the foregoing, if an initial dollar maximum is specifically provided for a particular type of Award elsewhere in this Plan, that specific maximum shall be substituted in place of the maximum in the preceding sentence. A change in the foregoing maximum may be made by Plan amendment or other means, provided that it is made and approved by the Company's stockholders in a manner that satisfies regulatory guidance under Code Section 162(m)(4)(C). Once made, the changed maximum dollar amount(s) shall apply to Awards providing Performance-Based Compensation, and the maximum specified in this section shall cease to apply.

        The terms and conditions of any Award (other than an Award of an Option and the related Tandem SAR, if any) that is intended to provide Performance-Based Compensation shall include the requirement that such Award shall be payable only on account of the attainment of one or more preestablished performance goals. The agreement covering the Award shall specify the performance goals to which payment under the Award is subject and shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained. In addition, before the payment of any such Award, the Committee shall certify that the performance goals and any other material terms of the Award have in fact been satisfied.

        For purposes of the foregoing, the Committee shall specify the performance goals and certify the attainment of such goals with respect to performance-related Awards in accordance with Code section 162(m) and related rules and regulations followed by the Internal Revenue Service. Except as otherwise permitted or required by such authorities, the performance goals applicable to each Award subject to this paragraph shall be determined by the Committee in a manner such that any compensation of a Participant under the Award is paid pursuant to a preestablished objective performance formula or standard that precludes discretion and generally allows a third party with knowledge of the relevant performance results to calculate the amount to be paid to the Participant.

        In general, the reservation of a right to reduce or eliminate the compensation or other economic benefit that was due upon attainment of the performance goal shall not be considered to constitute impermissible discretion, but the choice to pay upon the attainment of either of two performance goals shall not be allowed under the rules precluding Committee discretion. The performance goals applicable to each Award intended to provide Performance-Based Compensation award may be based on but not limited to the following business criteria: control of net overhead expenses, control of nonperforming loans, adequacy of loan loss reserves, control of noninterest expenses, control of interest margin, increase in the Company's common stock price, increase in earnings per share, growth in net income per employee, return on equity, increase in bank deposit levels, return on average equity, return on assets, increase in capitalization levels, increase in noninterest income and growth in earnings.

        3.3    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

ARTICLE 4.    SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be 1,250,000. These Shares may be either authorized but unissued or reacquired Shares.

        The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

          (a)   While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

          (b)   The grant of an Option or Freestanding SAR shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

          (c)   The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

          (d)   To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

        4.2    Lapsed Awards.    If any Award granted under the Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan. However, in the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award

(as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Shares subject to such Award shall not be made available for regrant under the Plan. Further, any Award of an Option or Freestanding SAR that is canceled, terminated, expires, or lapses, shall continue to be counted against the maximum number of Shares for which an Option, or Freestanding SAR, may be granted to an Employee, under Article 6 or Article 7.

        4.3    Adjustments in Authorized Shares.    In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

        5.1    Eligibility.    Persons eligible to participate in this Plan include all full-time, active, salaried Employees of the Company and its subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

        5.2    Actual Participation.    Subject to the provisions of the Plan, the Committee may from time to time, select from all eligible employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6.    STOCK OPTIONS

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that the maximum number of Shares subject to Options which may be granted to any single Participant during the term of the Plan is 20 percent of the total authorized pool of Shares specified in Section 4.1. The Committee may grant ISOs, NQSOs, or a combination thereof. Subject to any specific Plan rules that may apply to particular Option types, the NQSOs that may be granted include premium Options as well as performance-based Options, Options issued in tandem with SARs, Reload Options, and various combinations of the foregoing.

        6.2    Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions (including performance-based goals, if applicable) as the Committee shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or a NQSO whose grant is intended not to fall under the Code provisions of Section 422.

        6.3    Option Price.    The Option Price for each Option (except a premium Option described in the next following sentence) shall be equal to 100 percent of the Fair Market Value of a Share on the date the Option is granted. The Option Price for each grant of a premium Option shall be a price determined by the Committee that, expressed as a percentage of the Fair Market Value of a Share on the date the Option is granted, shall not be less than 101 percent. The Option Price shall in all cases be determined as of the date on which the Option is granted, and shall in no event reflect a discount from the Fair Market Value of a Share on such date. Accordingly, the Option Price of an ISO shall never be less than 100 percent of the Fair Market Value of a Share on the date the ISO is granted. Except in the case of an equitable adjustment pursuant to Section 4.3, the Option Price of an outstanding Option shall not be changed by means of repricing or other means after the date of the Option grant.

        6.4    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth anniversary date of its grant.

        6.5    Exercise of Options.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six months following the date of its grant.

        6.6    Payment.    Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

        The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price if NQSOs, and one year prior to tender if ISOs), or (c) by a combination of (a) and (b).

        The Committee also may allow cashless exercise for NQSOs as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

        As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant one or more Share certificates or other appropriate evidence of ownership indicating the number of Shares purchased under the Option(s).

        6.7    Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

        6.8    Termination of Employment Due to Death, Disability, or Retirement

          (a)   Termination by Death.    In the event the employment of a Participant is terminated by reason of death after becoming eligible for Retirement, all outstanding Options granted to that Participant shall remain exercisable at any time prior to their original expiration date, or for five years after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's Beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (b)   Termination by Disability.    In the event the employment of a Participant is terminated by reason of Disability after becoming eligible for Retirement, all outstanding Options granted to that Participant shall remain exercisable at any time prior to their original expiration date, or for five years after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

          (c)   Termination by Retirement.    In the event the employment of a Participant is terminated by reason of Retirement, all outstanding Options granted to that Participant shall remain exercisable at any time prior to their original expiration date, or for five years after the effective date of Retirement, whichever period is shorter.

          (d)   Employment Termination Followed by Death.    In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the longer of: (i) one year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination; but in no event shall such remaining exercise period extend beyond the original expiration date. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's Beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

          (e)   Exercise Limitations on ISOs.    The time limit for exercising an ISO is subject to the limits in Code Section 422(a)(2) (as modified by Section 421(c)(1)(A) and 422(c)(6)). In general, these sections provide that an Option, in order to be treated as an ISO, must be exercised within three months after a Participant ceases to be an Employee, except that this three-month period does not apply if the Option is exercised after the Employee's death and it is changed to one year in the case of an Employee who is permanently and totally disabled (within the meaning of Code Section 22(e)(3)). Accordingly, if an Option intended to qualify as an ISO is not exercised within the applicable ISO time limit, it will be treated as an NQSO instead of an ISO.

        6.9    Termination of Employment for Cause.    If the employment of a Participant shall be terminated by the Company for Cause, all outstanding Options held by the Participant shall be forfeited to the Company immediately and no additional exercise period shall be allowed, regardless of the vested status of the Options.

        6.10    Termination of Employment for Other Reasons.    If the employment of a Participant shall be terminated by the Company for any reason other than the reasons set forth in Section 6.8 or 6.9, all Options held by the Participant which are not vested as of the effective date of employment termination shall be forfeited to the Company immediately.

        Options which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending three months after such date.

        6.11    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

        7.1    Grant of SARs.    Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs. Other SARs such as limited SARs may not be granted under this Plan.

        The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs; provided, however, that the maximum number of SARs which may be granted to any single Participant during the term of the Plan is 20 percent of the total authorized pool of Shares specified in section 4.1.

        The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price shall in all cases be determined when the SAR is granted. Except in the case of an equitable adjustment pursuant to Section 4.3, the grant price of an outstanding SAR shall not be changed by means of repricing or other means after the date of the SAR grant. In no event shall any SAR granted hereunder become exercisable within the first six months of its grant.

        7.2    Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

        Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO, (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100 percent of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

        7.3    Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on them.

        7.4    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

        7.5    Term of SARs.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of a Tandem SAR shall not exceed the term of the related Option, and the term of a Freestanding SAR shall not exceed ten years.

        7.6    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a)   The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

          (b)   The number of Shares with respect to which the SAR is exercised.

        At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

        7.7    Rule 16b-3 Requirements.    Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act.

        For example, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash will be limited to Window Periods. However, if the Committee determines that the Participant is not an Insider, or if the securities laws change to permit greater freedom of exercise of SARs, then the committee may permit exercise at any point in time, to the extent the SARs are otherwise exercisable under the Plan.

        7.8    Termination of Employment Due to Death, Disability, or Retirement.    In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement: (i) the forfeiture or vesting and continued exercisability of all outstanding Tandem SARs granted to that Participant shall be the same as the forfeiture, vesting and continued exercisability, if any, of the related Options, as determined under Section 6.8 of this Plan, and (ii) the forfeiture or vesting and continued exercisability of all outstanding Freestanding SARs shall be the same as if each Freestanding SAR were an Option subject to the rules of Section 6.8.

        7.9    Termination of Employment for Cause.    If the employment of a Participant shall be terminated by the Company for Cause, all outstanding SARs held by the Participant shall be forfeited to the Company immediately and no additional exercise period shall be allowed, regardless of the vested status of the SARs.

        7.10    Termination of Employment for Other Reasons.    If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 7.8 or 7.9: (i) the forfeiture or vesting and continued exercisability of all outstanding Tandem SARs granted to that Participant shall be the same as the forfeiture vesting and continued exercisability, if any, of the related Options, as determined under Section 6.10 of this Plan, and (ii) the forfeiture or vesting and continued exercisability of all outstanding Freestanding SARs shall be the same as if each Freestanding SAR were an Option subject to the rules of Section 6.10.

        7.11    Nontransferability of SARs.    No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Stock/Restricted Stock Units.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to eligible Employees in such amounts as the Committee shall determine.

        8.2    Restricted Stock/Restricted Stock Unit Agreement.    Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares (or Restricted Stock Units) granted, and such other provisions as the Committee shall determine.

        8.3    Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the governing Agreement. However, in no event may any Restricted Stock or Restricted Stock Unit granted under the Plan become vested in a Participant prior to six months following the date of its grant. All rights with respect to any Restricted Stock or Restricted Stock Unit granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

        8.4    Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Share provided in settlement of a Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable federal or state securities laws; and may legend the certificates representing Restricted Stock or Restricted Stock Units to give appropriate notice of such restrictions.

        8.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following:

  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Company's Stock Plan of 1994, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from Bancorp Hawaii, Inc."

        The Company shall have the right to retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

        8.6    Removal of Restrictions.    Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his or her Share certificate.

        8.7    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted stock granted hereunder may exercise full voting rights with respect to those Shares.

        8.8    Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all regular cash dividends paid with respect to all Shares while they are so held. Except as provided in the succeeding sentence, in the sole discretion of the Committee, other cash dividends and other distributions paid with respect to Shares of Restricted Stock may be paid to Participants or may be subjected to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the longer of: (i) the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid; or (ii) six months. The Committee shall establish procedures for the application of this provision.

        8.9    Termination of Employment Due to Death or Disability.    In the event the employment of a Participant is terminated by reason of death or Disability, all outstanding Shares of restricted Stock shall immediately vest 100 percent as of the date of employment termination (in the case of Disability, the date employment terminates shall be deemed to be the date that the Committee determines the definition of Disability to have been satisfied). The holder of the certificates of Restricted Stock shall be entitled to have any nontransferability legends required under Sections 8.4 and 8.5 of this Plan removed from the Share certificates.

        8.10    Termination of Employment for Other Reasons.    If the employment of a Participant shall terminate for any reason other than those specifically set forth in section 8.9 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of employment termination shall be forfeited immediately and returned to the Company; provided, however, that in the case of termination of employment by reason of retirement, the Committee may provide for accelerated vesting of some or all such Shares upon such terms as the Committee, in its sole discretion, deems appropriate.

ARTICLE 9.    BENEFICIARY DESIGNATION

        A Participant's "Beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant's death. A Participant may designate a Beneficiary or change a previous Beneficiary designation at any time by using forms and following procedures approved by the Committee for that purpose. If no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant's death, the Beneficiary shall be the Participant's estate. Notwithstanding the provisions above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for Beneficiary designations, or suspend the existing Beneficiary designations of living Participants or the process of determining Beneficiaries under this section, or both. If the Committee suspends the process of designating Beneficiaries on forms and in accordance with procedures it has approved pursuant to this section, the determination of who is a Participant's Beneficiary shall be made under the Participant's will and applicable state law.

ARTICLE 10.    DEFERRALS AND SHARE SETTLEMENTS

        The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, or with respect to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. In addition, the Committee may require or permit a Participant to receive settlement in the form of Shares of equal or greater Fair Market Value that are provided under this Plan in lieu of any cash payment that the Participant would otherwise receive under the Company's One-Year Incentive Plan and/or Sustained Profit Growth Plan, or under any successor to either or both of these cash incentive plans.

ARTICLE 11.    RIGHTS OF EMPLOYEES

        11.1    Employment.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

        11.2    Participation.    No Employee shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

ARTICLE 12.    CHANGE IN CONTROL

        Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Article 16 herein:

          (a)   Any and all Options and SARs granted hereunder shall become immediately exercisable;

          (b)   Any period of restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

          (c)   Subject to Article 13 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

ARTICLE 13.    AMENDMENT, MODIFICATION, AND TERMINATION

        The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, that no amendment which requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of shareholders of the Company entitled to vote thereon. Further, no amendment, modification, suspension, or termination of the Plan shall in any material manner affect any Award theretofore granted under the Plan without the written consent of the affected Participant or any person validly claiming under or through such Participant.

ARTICLE 14.    WITHHOLDING

        14.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

        14.2    Share Withholding.    With respect to withholding required upon the exercise of Options or SARs upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and elections by Insiders shall additionally comply with the applicable requirement set forth in (a) or (b) of this section 14.2.

          (a)   Awards Having Exercise Timing Within Participants' Discretion. The Insider must either:

            (1)   Deliver written notice of the stock withholding election to the Committee at least six months prior to the date specified by the Insider on which the exercise of the Award is to occur; or

            (2)   Make the stock withholding election in connection with an exercise of an Award which occurs during a Window Period.

          (b)   Awards Having a Fixed Exercise/Payout Schedule Which is Outside Insider's Control. The Insider must either:

            (1)   Deliver written notice of the stock withholding election to the Committee at least six months prior to the date on which the taxable event (e.g., exercise or payout) relating to the Award is scheduled to occur; or

            (2)   Make the stock withholding election during a Window Period which occurs prior to the scheduled taxable event relating to the Award (for this purpose, an election may be made prior to such a Window Period, provided that it becomes effective during a Window Period occurring prior to the applicable taxable event).

ARTICLE 15.    SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 16.    LEGAL CONSTRUCTION

        16.1    Gender and Number.    Except where otherwise indicated by the context any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

        16.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        16.3    Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any "derivative security" or "equity security" offered pursuant to the Plan to any Insider may not be sold or transferred for at least six months after the date of grant of such Award. The terms "equity security" and "derivative security" shall have the meanings ascribed to them in the then-current Rule 16(a) under the Exchange Act.

        16.4    Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        16.5    Governing Law.    To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Hawaii.

AMENDMENT 97-1 TO
THE BANCORP HAWAII, INC.
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Bancorp Hawaii, Inc. Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned on the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Bancorp Hawaii, Inc., the Plan is hereby amended by this Amendment No. 97-1 effective as of the date of adoption by the Board of Directors.

        1.     The first sentence of Section 4.1 of the Plan shall be amended to increase the total number of Shares reserved and available for grant under the Plan by inserting the number "2,875,000" in lieu of the reference to "1,250,000".

AMENDMENT 97-2 TO
THE PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned on the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No. 97-2 effective as of the date of adoption by the Board of Directors.

        1.     The Plan shall be amended by adding the following Article 17 at the end thereof:

        Article 17. CU Bancorp Replacement Options

          Pursuant and subject to the provisions of the Agreement and Plan of Reorganization dated February 24, 1997 between the Company and CU Bancorp (the "Merger Agreement"), Options shall be issued under the Plan in assumption of or substitution for certain unexercised options to acquire shares of common stock of CU Bancorp. Notwithstanding any other provision of this Plan, options so issued (the "Replacement Options") shall be in such amounts and shall have such terms as are required by the Merger Agreement and such additional terms as are approved by the Committee and set forth in the option agreements with each optionee contemplated by the Merger Agreement, and shall also be subject to those provisions of the Plan that the Committee determines are not inconsistent with the Merger Agreement or such option agreements and that, in the case of CU Bancorp stock options that are "incentive stock options" within the meaning of Section 422 of the Code, would not constitute or result in a "modification" of such options within the meaning of Section 424 thereof. Subject to the foregoing, the Committee shall have the authority and discretion to establish the terms and conditions of each option agreement providing for the issuance of Replacement Options.

        2.     Article 13 of the Plan shall be amended to include the following at the end thereof:

          Without limiting the foregoing, if the Company or any of its subsidiaries is a party to a merger, consolidation, reorganization, share exchange, acquisition of stock or assets, or similar transaction, the Committee or the Board may grant Awards (including Options) hereunder in connection with the assumption, substitution or conversion by the Company or its subsidiaries of similar stock compensation awards that have been issued by another party to such transaction, and the Board may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such assumption, substitution or conversion, all without further action by the Company's shareholders.

        To record the adoption of this amendment to the Plan, Pacific Century Financial Corporation has executed this document this 25th day of April, 1997.

Pacific Century Financial Corporation
By	/s/ LAWRENCE M. JOHNSON Its Chairman of the Board and Chief Executive Officer
By	/s/ RICHARD J. DAHL Its President and Chief Operating Officer

AMENDMENT 99-1 TO THE
PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned on the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No.99-1, effective as of the date of adoption by the Board of Directors, as follows:

        1.     The first sentence of Section 4.1 of the Plan shall be amended to increase the total number of Shares reserved and available for grant under the Plan by revising such sentence to read in its entirety as follows:

           4.1  Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be 9,650,000.

AMENDMENT 99-2 TO
THE PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994 AND RELATED AWARDS

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan and related Awards are hereby amended by this Amendment No. 99-2, effective as of the date of adoption by the Board of Directors, in the following respects:

        1.     Section 2.1(ag) of the Plan shall be deleted.

        2.     Section 3.1 of the Plan shall be amended to read in its entirety as follows:

           3.1  The Committee.    The Plan shall be administered by the Compensation Committee of the Board of Directors, which shall be comprised of two or more Directors who satisfy the requirements of an "outside" Director under Code Section 162(m)(4)(C)(i). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of the Board.

          Notwithstanding any other provision of the Plan (and without limiting the Committee's authority), in connection with any action concerning grants of Awards to or a transactions by Insiders the Committee may adopt such procedures as it deems necessary or desirable to assure the availability of exemptions from Section 16 of the Exchange Act afforded by Rule 16b-3 thereunder or any successor rule. Without limiting the foregoing, in connection with approval of any transaction by an Insider involving a grant, award or other acquisition from the Company, or involving the disposition to the Company of the Company's equity securities, the Committee may delegate its approval authority to a subcommittee thereof comprised of two or more "Non-Employee Directors" (as defined in Rule 16b-3), or take action by the affirmative vote of two or more Non-Employee Directors (with all other members of the Committee abstaining or recusing themselves from participating in the matter), or refer the matter to the full Board of Directors for action.

        3.     The final sentence of Section 3.2 shall be amended to read as follows:

          The performance goals applicable to each Award intended to provide Performance-Based Compensation shall be based on one or more of the following performance measures: earnings per share (actual or targeted growth), economic value added, net income after capital cost, net income (before or after taxes), various return measures (either absolute or relative to peers) including: return on average assets, return on average equity, risk-adjusted return on capital ("RAROC"), efficiency ratio, full time equivalency ("FTE") control, stock price (actual or targeted growth), total shareholder return ("TSR", absolute or relative to an index), and non-interest income to net interest income ratio.

        4.     The second paragraph of Section 7.7 of the Plan shall be deleted.

        5.     Section 14.2 of the Plan shall be revised to read in its entirety as follows:

         14.2  Share Withholding.    With respect to withholding required upon the exercise of Options or SARs or upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, and signed by the Participant.

        6.     Section 16.4 shall be revised to read as follows:

         16.4  Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act (except to the extent that noncompliance of a particular transaction would not result in liability under Section 16 of the Exchange Act or the rules adopted thereunder). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        7.     Article 13 shall be revised to read as follows:

          Article 13.    Amendment, Modification and Termination.    The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that no amendment, modification, suspension or termination of the Plan shall in any material manner affect any Award theretofore granted under the Plan without the written consent of the affected Participant or any person validly claiming under or through such Participant. Without limiting the foregoing, if the Company or any of its subsidiaries is a party to a merger, consolidation, reorganization, share exchange, acquisition of stock or assets, or similar transaction, the Committee or the Board may grant Awards (including Options) hereunder in connection with the assumption, substitution or conversion by the Company or its subsidiaries of similar stock compensation awards that have been issued by another party to such transaction, and the Board may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such assumption, substitution or conversion, all without further action by the Company's shareholders.

        8.     Each outstanding Award held by an Insider shall be and hereby is amended to the extent necessary to conform such Award to the Plan amendments set forth above (other than paragraph 3). Without limiting the foregoing:

          (a)   Section 5.4 of each such Award shall be amended by revising the last sentence thereof to read as follows:

      Any provision herein contained to the contrary notwithstanding (a) the exercise of the Tandem SAR involving the receipt of cash shall be subject to approval of the Committee or a subcommittee thereof, which approval may be made subject to limitations or conditions, may be given in advance of or following a request by the Optionee therefor, and may be granted or withheld by the Committee or subcommittee in its sole discretion with or without cause; and (b) the Tandem SAR may be exercised only when the Fair Market Value of the Option Shares exceeds the Option Price.

          (b)   Section 5.5 shall be deleted; and

          (c)   Section 14 shall be amended by deleting the third sentence thereof, and by revising the second sentence to read: "The Optionee may elect to satisfy withholding requirements by having the Company withhold shares of Company Stock made available upon exercise of the Option."

AMENDMENT 2000-1 TO THE
PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan is hereby amended by this Amendment No. 2000-1, effective as of the date of adoption by the Board of Directors, in the following respect:

          1.     Section 2.1(ab) of the Plan shall be amended to read in its entirety as follows:

            (ab) "Retirement" means termination of employment after satisfying the age and service requirements for the current payment of an unreduced retirement allowance under the Employees' Retirement Plan of Bank of Hawaii (whether or not the Participant actually participates in the Employees' Retirement Plan of Bank of Hawaii). For this purpose, a Participant's termination of employment shall be treated as a Retirement to the extent that such termination is deemed to meet such age and service requirements pursuant to a written agreement between the Company and the Participant.

        To record the adoption of this amendment, Pacific Century Financial Corporation has executed this document this 27th day of October, 2000.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ RICHARD J. DAHL Its Richard J. Dahl President & Chief Financial Officer
By	/s/ NEAL C. HOCKLANDER Its Neal C. Hocklander Executive Vice President

AMENDMENT 2000-2 TO THE
PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan is hereby amended by this Amendment No. 2000-2, effective as of November 3, 2000, in the following respect:

          1.     Section 6.1 of the Plan shall be amended by inserting the following provision immediately after the second sentence of Section 6.1:

    However, the number of Shares subject to Options granted to a Participant who is hired as Chief Executive Officer of the Company at the time of such Participant's initial hire shall not be limited by, and shall be disregarded in applying, the 20 percent of authorized pool limitation as described in the preceding sentence, and rather the Shares subject to such Options granted upon initial hire shall be limited to a separate maximum limitation equal to 23 percent of the total authorized pool of Shares specified in Section 4.1.

        To record the adoption of this amendment, Pacific Century Financial Corporation has executed this document this 17th day of November, 2000.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ MICHAEL E. O'NEILL Its Chief Executive Officer
By	/s/ RICHARD J. DAHL Its President

AMENDMENT 2000-3 TO THE
PACIFIC CENTURY FINACIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), the Plan is hereby amended by this Amendment No. 2000-3, effective as of the date of adoption by the Board of Directors, in the following respect:

          Section 6.10 of the Plan shall be amended by removing the second sentence in Section 6.10 and inserting the following provisions in lieu thereof:

            If the employment of a Participant is terminated by the Company for any reason other than the reasons set forth in Section 6.8 or 6.9, all Options held by the Participant which are vested as of the effective date of such employment termination shall be exercisable only within the period beginning on such date and ending three months after such date, and such Options shall be forfeited immediately following the end of such period. However, notwithstanding the preceding sentence, a vested Option which is an NQSO may be exercisable following such employment termination for a period longer than the otherwise applicable three-month period in accordance with the terms and conditions of the NQSO as may be established by the Committee.

        To record the adoption of this amendment, Pacific Century Financial Corporation has executed this document this 8th day of December, 2000.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ RICHARD J. DAHL Its Richard J. Dahl President & Chief Operating Officer
By	/s/ NEAL C. HOCKLANDER Its Neal C. Hocklander Executive Vice President

AMENDMENT 2001-1 TO THE
PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan"), and conditioned upon the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No. 2001-1, effective as of the date of adoption by the Board of Directors, as follows:

          The first sentence of Section 4.1 of the Plan shall be amended to increase the total number of Shares reserved and available for grant under the Plan by revising such sentence to read in its entirety as follows:

             4.1  Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan shall be 14,650,000.

        To record the adoption of this amendment to the Plan, Pacific Century Financial Corporation has executed this document this 26th day of January, 2001.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ RICHARD J. DAHL Its Richard J. Dahl President & Chief Operating Officer
By	/s/ NEAL C. HOCKLANDER Its Neal C. Hocklander Executive Vice President

AMENDMENT 2001-2 TO THE
PACIFIC CENTURY FINANCIAL CORPORATION
STOCK OPTION PLAN OF 1994

        In accordance with Article 13 of the Pacific Century Financial Corporation Stock Option Plan of 1994 (hereinafter "Plan", and conditioned upon the approval of shareholders no later than one year after the date of adoption by the Board of Directors of Pacific Century Financial Corporation, the Plan is hereby amended by this Amendment No. 2001-2, effective as of the date of adoption by the Board of Directors, as follows:

          Section 2.1(1) shall be amended by adding the following provisions at the end thereof:

            For purposes of this Plan, the term "Employee" shall include any independent contractor providing services to the Company or a Subsidiary, other than a Director who is not also an employee of the Company or a Subsidiary, and such Employee shall be eligible to participate in the Plan as selected by the Committee in accordance with Article 5. Notwithstanding any other provision in the Plan to the contrary, the following shall apply in the case of an independent contractor who is included within the term "Employee" pursuant to the preceding sentence: (a) with respect to any reference in this Plan to the working relationship between such Employee and the Company or a Subsidiary, the term "service" shall apply as may be appropriate in lieu of the term "employment" or "employ"; (b) no such Employee shall be eligible for a grant of an ISO; (c) the exercise period and vesting of an Award following such Employee's termination from service shall be specified and governed under the terms and conditions of the Award as may be determined by the Committee (and, accordingly, the post-termination exercise and vesting provisions of Sections 6.8 - 6.10 relating to Options, and Sections 7.8 - 7.10 relating to SARs, and Sections 8.9 - 8.10 relating to Restricted Stock and Restricted Stock Units shall not apply); and (d) the required "full-time, active, salaried" status described as a condition for eligibility in Section 5.1 shall not apply to such Employee. The inclusion of an independent contractor within the term "Employee" under this Section 2.1(1) is intended exclusively for the purpose of extending this Plan's coverage to independent contractors, and such inclusion shall not mean or imply that an independent contractor is in fact an employee for any purpose.

        To record the adoption of this amendment to the Plan, Pacific Century Financial Corporation has executed this document this 26th day of January, 2001.

PACIFIC CENTURY FINANCIAL CORPORATION
By	/s/ RICHARD J. DAHL Its Richard J. Dahl President & Chief Operating Officer
By	/s/ NEAL C. HOCKLANDER Its Neal C. Hocklander Executive Vice President

RESOLUTIONS OF
THE BOARD OF DIRECTORS OF
BANK OF HAWAII CORPORATION

RE: ADOPTION OF AMENDMENT NO. 2002-1 TO THE BANK OF HAWAII CORPORATION STOCK OPTION PLAN OF 1994

WHEREAS, Bank of Hawaii Corporation ("BOHC") maintains the Bank of Hawaii Corporation Stock Option Plan of 1994 ("Plan") as an omnibus stock compensation award plan;

WHEREAS, BOHC desires to amend the Plan in order to allow for the transferability of nonqualified stock options to a revocable trust subject to administrative requirements and limitations; and

WHEREAS, Article 13 of the Plan provides that the Plan may be amended at any time by action of the Board of Directors of BOHC.

NOW, THEREFORE, BE IT RESOLVED THAT, BOHC hereby adopts Amendment No. 2002-1 to the Plan, in the form substantially as attached, effective immediately as of this date of adoption.

RESOLVED FURTHER, that the appropriate directors and officers of BOHC are hereby authorized and directed to take any and all actions necessary and desirable in order to consummate the matters authorized in these resolutions, including execution of the Amendment.

I, Cori C. Weston, hereby certify that I am the duly appointed and acting Secretary of Bank of Hawaii Corporation and that the above resolutions were adopted at a meeting of the Board of Directors of BOHC held on July 26, 2002, at which meeting a quorum was at all times present and acting, and that said resolutions are still in full force and effect.

DATED: July 26, 2002.

BANK OF HAWAII CORPORATION
By	/s/ CORI C. WESTON Its Secretary

AMENDMENT 2002-1 TO THE
BANK OF HAWAII CORPORATION
STOCK OPTION PLAN OF 1994

In accordance with Article 13 of the Bank of Hawaii Corporation Stock Option Plan of 1994 ("Plan"), the Plan is hereby amended by this Amendment No. 2002-1, effective as of the date of adoption by the Board of Directors, as follows:

          Section 6.11 of the Plan shall be amended by adding the following provision at the end thereof:

            However, subject to the approval of the Committee, the Participant may transfer an NQSO for no consideration to a revocable trust under which, during the Participant's lifetime: (a) the Participant is the sole grantor and beneficiary of the trust; (b) the Participant is the sole trustee of the trust or the Participant and his or her spouse are the sole co-trustees of the trust; and (c) the Participant as grantor of the trust maintains the authority to revoke the trust without the consent of any other person and have all trust assets revest to himself or herself. Such transfer shall be subject to any additional conditions or limitations as the Committee may establish, and the trust as transferee shall remain subject to all the terms and conditions applicable to the NQSO prior to such transfer.

To record the adoption of this amendment to the Plan, Bank of Hawaii Corporation has executed this document this 26th day of July, 2002.

BANK OF HAWAII CORPORATION
By	/s/ CORI C. WESTON Its Secretary
By	/s/ NEAL C. HOCKLANDER Its Vice Chairman

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BANCORP HAWAII, INC. STOCK OPTION PLAN OF 1994 Effective January 1, 1994